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                                   EXHIBIT 21


                              LIST OF SUBSIDIARIES

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                                FEDEX CORPORATION
                         Subsidiaries as of July 7, 2002

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                                                                                           Jurisdiction of
                                                                                     Organization or Registration
                                                                                     ----------------------------
  1.  Federal Express Corporation                                                            Delaware
        I.     Federal Express Aviation Services, Incorporated                               Delaware
               A.   Federal Express Aviation Services International, Ltd.                    Delaware
       II.     Federal Express Canada Ltd.                                                    Canada
      III.     Federal Express International, Inc.                                           Delaware
               A.   Dencom Investments Limited                                           Northern Ireland
                     1. Dencom Freight Holdings Limited                                  Northern Ireland
                        a.   F.E.D.S. (Ireland) Limited                                       Ireland
                        b.   Federal Express (N.I.) Limited                              Northern Ireland
                        c.   Fedex (Ireland) Limited                                          Ireland
               B.   Federal Express (Australia) Pty Ltd.                                     Australia
               C.   Federal Express Europe, Inc.                                             Delaware
                     1. Federal Express (Austria) GmbH                                        Austria
                     2. Federal Express Corporation Finland Oy                                Finland
                     3. Federal Express Europe, Inc. & Co., V.O.F./S.N.C.                     Belgium
                     4. Federal Express European Services, Inc.                              Delaware
                     5. FedEx Supply Chain Services Europe B.V.                             Netherlands
                        a.   FedEx Supply Chain Services Belgium B.V.B.A.                     Belgium
                        b.   FedEx Supply Chain Services France SARL                          France
                        c.   FedEx Supply Chain Services Germany GmbH                         Germany
                        d.   FedEx Supply Chain Services Ireland Limited                      Ireland
                        e.   FedEx Supply Chain Services Italy S.r.L.                          Italy
                        f.   FedEx Supply Chain Services Netherlands B.V.                   Netherlands
                        g.   FedEx Supply Chain Services UK Limited                       United Kingdom
               D.   Federal Express Europlex, Inc.                                           Delaware
               E.   Federal Express Finance P.L.C.                                        United Kingdom
               F.   Federal Express Holdings S.A.                                            Delaware
                     1. Federal Express (Antigua) Limited                                     Antigua
                     2. Federal Express (Antilles Francaises) S.A.R.L.                  French West Indies
                     3. Federal Express (Barbados) Limited                                   Barbados
                     4. Federal Express (Bermuda) Limited                                     Bermuda
                     5. Federal Express Cayman Limited                                    Cayman Islands
                     6. Federal Express Costa Rica, Limitada                                Costa Rica
                     7. Federal Express (Dominicana) S.A.                               Dominican Republic
                        a.   Inversiones Sagitario, S.A.                                Dominican Republic
                     8. Federal Express Entregas Rapidas, Ltd.                                Brazil
                     9. Federal Express (Grenada) Limited                                     Grenada
                    10. Federal Express (Haiti) S.A.                                           Haiti
                    11. Federal Express Holdings (Mexico) y Compania S.N.C. de                Mexico
                        C.V.
                    12. Federal Express (Jamaica) Limited                                     Jamaica
                    13. Federal Express (St. Kitts) Limited                                  St. Kitts
                    14. Federal Express (St. Lucia) Limited                                  St. Lucia
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
                    15. Federal Express (St. Maarten) N.V.                              Netherland Antilles
                        a.   Federal Express (Aruba) N.V.                               Netherland Antilles
                    16. Federal Express (Turks & Caicos) Limited                      Turks & Caicos Islands
                    17. Federal Express Virgin Islands, Inc.                            U.S. Virgin Islands
                    18. FedEx (Bahamas) Limited                                               Bahamas
                    19. FedEx Transportes Expresos (Guatemala) Limitada                      Guatemala
               G.   Federal Express International (France) SNC                                France
               H.   Federal Express International Limited                                 United Kingdom
               I.   Federal Express International y Compania S.N.C. de C.V.                   Mexico
               J.   Federal Express Italy Inc.                                               Delaware
               K.   Federal Express Japan K.K.                                                 Japan
               L.   Federal Express Korea Co., Ltd.                                            Korea
               M.   Federal Express Luxembourg, Inc.                                         Delaware
               N.   Federal Express Pacific, Inc.                                            Delaware
                     1. Federal Express Services (M) Sdn. Bhd.                               Malaysia
                     2. The Flying Tiger Line, Limited                                       Hong Kong
                     3. Udara Express Courier Services Sdn. Bhd.                             Malaysia
               O.   Federal Express Parcel Services Limited                               United Kingdom
               P.   Federal Express (Singapore) Pte. Ltd.                                    Singapore
               Q.   Federal Express (Thailand) Limited                                       Thailand
               R.   Federal Express (U.K.) Limited                                        United Kingdom
                     1. Federal Express (U.K.) Pension Trustees Ltd.                      United Kingdom
               S.   FedEx (Mauritius) Ltd.                                                   Mauritius
               T.   Fedex (N. I.) Limited                                                Northern Ireland
               U.   FedEx Supply Chain Services International, Inc.                          Delaware
                     1. FedEx Supply Chain Services Korea, Inc.                                Korea
                     2. FedEx Supply Chain Services International Pte, Ltd.                  Singapore
               V.   Winchmore Developments Ltd.                                               England
                     1. Concorde Advertising Limited                                          England
       IV.     Federal Express Leasing Corporation                                           Delaware
        V.     Fedex Customs Brokerage Corporation                                           Delaware
       VI.     Fedex FSC Corporation                                                         Barbados
      VII.     FEDEX Partners, Inc.                                                          Delaware
     VIII.     FedEx Spain, S.L.                                                               Spain
       IX.     Flying Tigers Limited                                                        New Zealand
        X.     The Flying Tiger Line (NZ) Limited                                           New Zealand
       XI.     Tiger International Insurance Ltd.                                         Cayman Islands
  2.  Caliber System (Canada), Inc.                                                           Canada
  3.  FedEx Corporate Services, Inc.                                                         Delaware
        I.     FedEx Internet Technologies Corporation                                       Delaware
       II.     FedEx Supply Chain Services, Inc.                                               Ohio
               A.   FedEx Supply Chain Services (Canada), Ltd.                                Ontario
               B.   Caliber Logistics de Mexico, S.A. de C.V.                                 Mexico
               C.   Caliber Logistics Healthcare, Inc.                                         Ohio
  4.  FedEx Custom Critical, Inc.                                                              Ohio
        I.     AutoQuik, Inc.                                                                Delaware
       II.     FedEx Custom Critical, N.V.                                                    Belgium
      III.     FedEx Custom Critical B.V.                                                   Netherlands
               A.   FedEx Custom Critical, S.r.L.                                              Italy
       IV.     FedEx Custom Critical GmbH                                                     Germany
        V.     FedEx Custom Critical SARL                                                     France
       VI.     FedEx Custom Critical, S.L.                                                     Spain
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
      VII.     FedEx Custom Critical UK, Inc.                                         Delaware
     VIII.     Passport Transport, Ltd.                                               Delaware
               A.   AutoTransExpress, Inc.                                            Delaware
       IX.     Third Party Services, Inc.                                             Delaware
        X.     Transportation Technologies, Inc.                                        Ohio
       XI.     UrgentFreight, Inc.                                                    Delaware
  5.  FedEx Freight Corporation                                                       Delaware
        I.     FedEx Freight West, Inc.                                              California
               A.   Bay Cities Diesel Engine Rebuilders, Inc.                        California
               B.   Viking de Mexico, S.A. de C.V.                                     Mexico
       II.     FedEx Freight East, Inc.                                               Arkansas
               A.   FedEx Freight de Mexico, S.A. de C.V.                              Mexico
               B.   FXF Logistica de Mexico, S.A. de C.V.                              Mexico
               C.   American Freightways, Inc.                                        Arkansas
                      1. Razorback Servicios de Mexico, S.A. de C.V.                   Mexico
      III.     FedEx Freight System, Inc.                                             Delaware
  6.  FedEx Global Logistics, Inc.                                                    Delaware
  7.  FedEx Ground Package System, Inc.                                               Delaware
        I.     FedEx Ground Package System, Ltd.                                       Wyoming
       II.     RPS de Mexico, S.A. de C.V.                                             Mexico
      III.     RPS Urban Renewal Corporation                                         New Jersey
  8.  FedEx Trade Networks, Inc.                                                      Delaware
        I.     Caribbean Transportation Services, Inc.                                Delaware
       II.     FedEx Trade Networks Trade Services, Inc.                              Delaware
               A.   World Tariff, Limited                                            California
      III.     FedEx Trade Networks Transport & Brokerage, Inc.                       New York
               A.   FedEx Trade Networks Transport & Brokerage (Canada), Inc.          Canada
               B.   Tower International Holdings, Inc.                                Delaware
  9.  Roadway Global Air, Inc.                                                        Delaware
        I.     Roadway Global Air International, Inc.                                 Delaware
               A.   Roadway Global Air, S.r.L.                                          Italy
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